                                                                  EXHIBIT 16.1

                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]

August 26, 1998

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549




Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated August 26, 1998 of C-ATS Software Inc. to be filed with the Securitues and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Copy to:    Mr. James E. Graber